SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.


                                FORM 8-K


                             CURRENT REPORT


                 Pursuant to Section 10 or 15(d) of the
                     Securities Exchange Act of 1934



                             AUGUST 18, 2000
            ------------------------------------------------
            Date of Report (date of earliest event reported)


                       WINCO PETROLEUM CORPORATION
      -------------------------------------------------------------
         (Exact Name of Registrant as Specified in its Charter)


         COLORADO                0-9295               84-0794604
----------------------------  -------------    ----------------------
(State or Other Jurisdiction   (Commission          (IRS Employer
    of Incorporation          File Number)     Identification Number)


                              3118 CUMMINGS
                       GARDEN CITY, KANSAS  67846
                ----------------------------------------
                 (Address of Principal Executive Offices
                           Including Zip Code)


                             (316) 275-2963
                     -------------------------------
                     (Registrant's telephone number,
                          including area code)


                             NOT APPLICABLE
      ------------------------------------------------------------
      (Former name or former address, if changed since last report)

Item 1.   Changes in Control of Registrant
          --------------------------------

          N/A

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

          On August 18, 2000, Winco Petroleum Corporation (the "Registrant" or "Winco") entered into a Merger Agreement (the "Agreement") with Winco Merger Corporation ("WMC"), Winco Spin-off Corporation ("WSC") and Business Products, Inc., doing business as Rush Creek Solutions ("RCS"). The Agreement provides that the following transactions will occur in the following order. First, in order to accomplish the merger, Winco will create WMC and WSC as wholly-owned subsidiaries of Winco. Second, immediately prior to the merger, and upon the terms and subject to the conditions set forth in the Agreement, all of the assets, liabilities and obligations of Winco will be transferred to and assumed by WSC, one of Winco's newly-created and wholly-owned subsidiary. All of the shares of common stock in WSC will be distributed by Winco to the Winco shareholders in conjunction with the filing and effectiveness of a Form 10-SB by WSC. Following the distribution of all of the WSC shares, WSC will no longer be a subsidiary of Winco but will be an independent entity, conducting the oil and gas operations previously conducted by Winco. Third, prior to the merger, Winco will amend the Articles of Incorporation to effect a reverse stock split of its common stock on a one (1) for eighty (80) basis. After execution of the Agreement, this ratio was readjusted to a one (1) for forty
          (40) basis, and may be subject to further adjustment in the future. Pursuant to the reverse stock split presently contemplated by the parties, each forty (40) shares of currently outstanding common stock of Winco will be combined into one (1) share of new common stock of Winco. The amendment to the Articles of Incorporation will also reduce the authorized capital from 500 million shares to 50 million shares of common stock. Following the reverse stock split, Winco shareholders will own approximately 1,028,815 shares of common stock of Winco, subject to future adjustment based on the final reverse stock split ratio. Fourth, according to the terms of the Agreement, RCS will merge with and into WMC, Winco's other newly-created and wholly-owned subsidiary. Following the merger of RCS and WMC, the separate corporate existence of RCS will cease and WMC will continue as the surviving party in the merger, and as a wholly-owned subsidiary of Winco. Pursuant to the Agreement, the RCS shareholders will receive common stock in Winco in exchange for the cancellation of their RCS common stock.
          RCS shareholders will receive approximately 12,688,719 shares of Winco common stock, subject to future adjustment based on the final reverse stock split ratio. The Agreement provides that none of the events just described shall occur unless each of the events shall have occurred in the order described above.

          Following the merger, shareholders of RCS will own approximately ninety-two and one-half percent (92.5%) of Winco and the current shareholders of Winco will retain an ownership of approximately seven and one-half percent (7.5%) in Winco. Winco will remain a public company, however it will conduct the business of Rush Creek Solutions, a regional integrated technology service provider in

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
          network design, communications and integration. The former business of Winco will be conducted by WSC. The current officers and directors of Winco will resign on the effective date of the merger and will be replaced by officers and directors to be named by the RCS shareholders. RCS is a closely held corporation, and substantially all of the common stock of RCS is owned by Mike St. John, President of RCS, Anton St. John, the founder of RCS, and the Anton St. John Trust.

          As described above, as a result of the merger, current Winco shareholders' ownership interest in Winco, which will become the business of RCS, will be substantially diluted. However, as a result of the spin-off and distribution of WSC shares, current Winco shareholders will maintain their current ownership interest in Winco's oil and gas business as represented by WSC common stock to be issued. The current officers and directors of Winco will become the officers and directors of WSC and will be responsible for running the oil and gas operations of WSC.

          The Agreement contains numerous representations, warranties and covenants by all parties. A complete description of all warranties, representations and covenants is set forth in the Agreement included as an Exhibit to this Report.

          The Agreement is subject to shareholder approval and the filing of a definitive proxy statement with the Securities and Exchange Commission in connection with the Winco special meeting of shareholders. The transaction is expected to be completed and the closing to occur in the fourth quarter of 2000.

          Rush Creek Solutions was formed in 1975 and is located in Littleton, Colorado. RCS is a regional integrated technology service provider in network design, communications and integration. In 1999, RCS expanded its service area by opening an office in Seattle, Washington. RCS's current business strategy is to continue to add profitable, technical services to its current set of services and to attract new contracts and major accounts.

Item 3.   Bankruptcy or Receivership
          --------------------------

          N/A

Item 4.   Changes in Registrant's Certifying Accountants
          ----------------------------------------------

          N/A

Item 5.   Material Events
          ---------------

          See above.

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
Item 6.   Resignations of Registrant's Directors
          --------------------------------------

          N/A

Item 7.   Financial Statements and Exhibits
          ---------------------------------

          (a) Financial Statements of Business Acquired. The financial statements of the business acquired will be filed by amendment to this Current Report within 60 days after the date hereof.

          (b) Pro Forma Financial Information. The required pro forma information will be filed by amendment to this Current Report within 60 days after the date hereof.

          (c)  Exhibits:

               10.1 Merger Agreement between Winco Petroleum Corporation,
                    Winco Merger Corporation, Winco Spin-off Corporation and Business Products, Inc., dated August 18, 2000.

                               SIGNATURES
                               ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   WINCO PETROLEUM CORPORATION


Dated: September 1, 2000          By: /s/ Daniel L. Dalke
                                      -------------------------------
                                        Daniel L. Dalke
                                        Chief Financial Officer



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